Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
ACIES Acquisition Corp.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y C A R D

The undersigned hereby appoints Edward King and Daniel Fetters (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of Acies Acquisition Corp., a Cayman Islands exempted company (“Acies”) to be held at , Eastern time on , 2021, at the offices of Latham & Watkins LLP, located at 10250 Constellation Blvd., Suite 1100, Los Angeles, California 90067, and also virtually via live webcast at: https://www.cstproxy.com/aciesacq/sm2021, and at any adjournments thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournments thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6, 7, 8, 9 AND 10.

The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/aciesacq/sm2021. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

ACIES Acquisition Corp. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 (including each of the sub-proposals), 4, 5, 6, 7, 8, 9 and 10.			Please mark vote as indicated in this ☒ example
(1)	The Business Combination Proposal—to consider and vote upon a proposal to approve by ordinary resolution and adopt the agreement and plan of merger, dated as of February 1, 2021 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among Acies, PlayStudios, Inc., a Delaware corporation (“PLAYSTUDIOS”), Catalyst Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), and Catalyst Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), a copy of which is attached to the proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of First Merger Sub with and into PLAYSTUDIOS, (“First Merger”) with PLAYSTUDIOS surviving the First Merger as a wholly owned subsidiary of Acies (“Surviving Corporation”), and immediately following the First Merger, the Surviving Corporation will merge with and into the Second Merger Sub (the “Second Merger”, and together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the “Business Combination Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	The Domestication Proposal—to consider and vote upon a proposal to approve by special resolution, the change of Acies’ jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”, and together with the Mergers, and the other transactions contemplated by the Merger Agreement and the documents related thereto, the “Business Combination”) (the “Domestication Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Organizational Documents Proposals—to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by ordinary resolutions, save for the Organization Documents Proposal D, which requires a special resolution, the following material differences between Acies’ Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Acies Acquisition Corp. (a corporation incorporated in the State of Delaware, and upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “PLAYSTUDIOS, Inc.” in connection with the Business Combination (Acies after the Domestication, including after such change of name, is referred to herein as “New PLAYSTUDIOS”):
	(a) to authorize the change in the authorized share capital of Acies from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Acies Class A ordinary shares”) and 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Acies Class B ordinary shares” and, together with the Class A ordinary shares the “ordinary shares”), to shares of Class A common stock of New PLAYSTUDIOS, par value $0.0001 per share (the “New PLAYSTUDIOS Class A common stock”) shares of Class B common stock of New PLAYSTUDIOS, par value $0.0001 per share (the “New PLAYSTUDIOS Class B common stock”, and together with the New PLAYSTUDIOS Class A common stock, the “New PLAYSTUDIOS common stock”) and shares of preferred stock of New PLAYSTUDIOS (the “New PLAYSTUDIOS preferred stock”) (the “Organizational Documents Proposal A”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(b) to authorize the board of directors of New PLAYSTUDIOS (the “New PLAYSTUDIOS Board of Directors”) to issue any or all shares of New PLAYSTUDIOS preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by New PLAYSTUDIOS Board of Directors and as may be permitted by the DGCL (the “Organizational Documents Proposal B”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(c) to provide that New PLAYSTUDIOS Board of Directors be declassified with all directors being elected each year for one-year terms (the “Organizational Documents Proposal C”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(d) to authorize, by way of special resolution, all other changes in connection with the amendment, restatement and replacement of the Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the proxy statement/prospectus as Annex I and Annex J, respectively), including (1) changing the corporate name from “Acies Acquisition Corp.” to “PLAYSTUDIOS, Inc.,” (2) making New PLAYSTUDIOS’ corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States of America the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the federal district courts for certain litigation under the Securities Act, and (4) removing certain provisions related to Acies’ status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of Acies believes is necessary to adequately address the needs of New PLAYSTUDIOS after the Business Combination (the “Organizational Documents Proposal D”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4)	The Director Election Proposal—to consider and vote upon a proposal to approve by ordinary resolution, to elect seven directors who, upon consummation of the Business Combination, will be the directors of New PLAYSTUDIOS (the “Director Election Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(5)	The Merger Proposal—to consider and vote upon a proposal to approve by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New PLAYSTUDIOS common stock to the PLAYSTUDIOS stockholders pursuant to the terms of the Merger Agreement (the “Merger Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6)	The PIPE Issuance Proposal—to consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New PLAYSTUDIOS common stock to certain investors (collectively, the "PIPE Investors"), for a total aggregate purchase price of up to $250.0 million (the "PIPE Investment") (the "PIPE Issuance Proposal");	FOR ☐	AGAINST ☐	ABSTAIN ☐
(7)	The Incentive Award Plan Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the New PLAYSTUDIOS 2021 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to the proxy statement/prospectus as Annex F, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The ESPP Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the New PLAYSTUDIOS Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the proxy statement/prospectus as Annex G, including the authorization of the initial share reserve under the ESPP (the “ESPP Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(9)	The Auditor Ratification Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the ratification of the appointment of Marcum LLP as the independent registered public accountants of Acies to audit and report upon Acies’ consolidated financial statements for the fiscal year ending December 31, 2021 (the “Auditor Ratification Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(10)

The Adjournment Proposal—to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021
(Signature)
(Signature if held Jointly)
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person.

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